SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20429

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     July 29, 2003
                                                  --------------------


                             SALISBURY BANCORP, INC.
                             -----------------------
               (Exact name of registrant as specified in charter)


                    Connecticut                            06-1514263
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)


5 Bissell Street, Lakeville, Connecticut                             06039-1868
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(Address of principal executive offices)                             (zip code)


Registrant's telephone number, including area code:   (860) 435-9801
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                                       -2-
Form 8-K, Current Report
Salisbury Bancorp, Inc.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

        (a.) Not applicable.

        (b.) Not applicable.

        (c.) Exhibits.

             Exhibit No.               Description
             -----------               -----------

             99.              Press release dated July 29, 2003

        Exhibit Index                                                   Page
        -------------                                                   ----

        99.      Press release dated July 29, 2003                       3

Item 9. Regulation FD Disclosure
        ------------------------

     On July 29, 2003, Salisbury Bancorp, Inc. issued a press release announcing its earnings for the second quarter of 2003. A copy of the press release is attached to this report as Exhibit 99. The attached exhibit is furnished pursuant to Item 12 of Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   August 1 2003                     SALISBURY BANCORP, INC.


                                           By:    /s/ John F. Perotti
                                                  ------------------------------
                                                  John F. Perotti, President and
                                                  Chief Executive Officer

Tuesday, July 29, 2003

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: John F. Perotti, President & CEO
860-435-9801 or jp@salisburybank.com
                --------------------

FOR IMMEDIATE RELEASE
July 29, 2003

SALISBURY BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Lakeville, Connecticut, July 29, 2003/PRNewswire...Salisbury Bancorp, Inc. (AMEX: SAL) the holding company for Salisbury Bank and Trust Company announced today that net income for the second quarter of 2003 was $1,000,530 or $.70 per share. This compares to 2002 second quarter earnings of $764,727 or $.52 per share. For the six months ended June 30, 2003, net income totaled $2,029,560 or $1.43 per share as compared to net income of $1,501,181 or $1.03 per share for the same six months period in 2002. This improvement in earnings is primarily the result of an increase in net interest and dividend income, reductions in interest expense as well as an increase in other non-interest income.

The Company previously announced a second quarter dividend of $.23 per common share that was paid on July 25, 2003 to shareholders of record as of June 30, 2003. This compares to a $.22 per share dividend that was paid to shareholders for the second quarter of 2002. Year-to-date dividends total $.46 per common share for the year 2003. This compares to total year-to-date dividends of $.44 per common share a year ago and represents an increase of 4.6%.

Salisbury Bancorp's sole subsidiary, Salisbury Bank and Trust Company, is an independent community bank with assets in excess of $300 million and capital in excess of $29 million, which has served the communities of northwestern
Connecticut and proximate communities in New York and Massachusetts for approximately 150 years. Salisbury Bank and Trust Company is headquartered in Lakeville, Connecticut and operates full service branches in Canaan, Salisbury and Sharon, Connecticut. The Bank offers a full compliment of consumer and business banking products and services as well as trust services.